Exhibit 3.173

Delaware	PAGE 1

The First State
     I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “LIFEPOINT HOLDINGS 2, LLC” AS RECEIVED AND FILED IN THIS OFFICE.
     THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:
     CERTIFICATE OF FORMATION, FILED THE TWENTY-EIGHTH DAY OF APRIL, A.D. 1999, AT 9 O’CLOCK A.M.
     CERTIFICATE OF AMENDMENT, FILED THE TWENTY-SECOND DAY OF JANUARY, A.D. 2002, AT 10 O’CLOCK A.M.
     CERTIFICATE OF MERGER, FILED THE THIRTIETH DAY OF DECEMBER, A.D. 2003, AT 2:51 O’CLOCK P.M.
     AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF MERGER IS THE FIRST DAY OF JANUARY, A.D. 2004, AT 12:01 O’CLOCK A.M.
      AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID LIMITED LIABILITY COMPANY, “LIFEPOINT HOLDINGS 2, LLC”.

3016372 8100H	/s/ Jeffrey W. Bullock

110292712 You may verify this certificate online at corp. delaware.gov/authver.shtml	Jeffrey W. Bullock, Secretary of State AUTHENTICATION: 8620196 DATE: 03-14-11

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 04/28/1999
991168756 — 3016372
CERTIFICATE OF FORMATION
OF
LIFEPOINT HOLDINGS 2, LLC
Under Section 18-201 of the
Delaware Limited Liability Company Act
     FIRST: The name of the limited liability company is LifePoint Holdings 2, LLC (the “Company”).
     SECOND: The address of the registered office of the Company in the State of Delaware is 1013 Centre Road, Wilmington, Delaware 19805.
     THIRD: The name and address of the Company’s registered agent for service of process is Corporation Service Company, 1013 Centre Road, Wilmington, Delaware 19805.
     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of April 28, 1999.

By:	/s/ John M. Franck II
	Name:	John M. Franck II
	Title:	Authorized Person

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 10:00 AM 01/22/2002
020041212 — 3016372
CERTIFICATE OF AMENDMENT
OF
LifePoint Holdings 2, LLC
     1. The name of the limited liability company is LifePoint Holdings 2, LLC
     2. The Certificate of Formation of the limited liability company is hereby amended as follows:
     The name and address of the registered agent is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801.
     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment of LifePoint Holdings 2, LLC this 15 day of January, 2002.

LifePoint Holdings 2, LLC
/s/ William F. Carpenter III
William F. Carpenter III,
Title Manager

State of Delaware
Secretary of State
Division of Corporations
Delivered 02:55 PM 12/30/2003
FILED 02:51 PM 12/30/2003
SRV 030843525 — 3016372 FILE
CERTIFICATE OF MERGER
MERGING
BARTOW HEALTHCARE PARTNER, INC.
(a Florida corporation)
WITH AND INTO
LIFEPOINT HOLDINGS 2, LLC
(a Delaware limited liability company)
     Pursuant to Section 18-209 the Delaware Limited Liability Company Act and Sections 607.1109 and 607.1108 of the Florida Business Corporation Act, Bartow Healthcare Partner, Inc., a Florida corporation (the “Corporation”), and LifePoint Holdings 2, LLC, a Delaware limited liability company (the “LLC”), hereby adopt the following Certificate of Merger:
     1. The Agreement and Plan of Merger (the “Plan”), attached hereto as Exhibit A and incorporated herein by reference, has been approved and executed by both the Corporation and the LLC.
     2. The surviving entity is LifePoint Holdings 2, LLC (the “Surviving Entity”).
     3. The Plan shall become effective at 12:01 a.m. on January 1, 2004.
     4. The Plan is on file at the Surviving Entity’s principal office, 103 Powell Court, Suite 200, Brentwood, Tennessee 37027.
     5. The Plan will be furnished by the Surviving Entity, on request and without cost, to any shareholder of the Corporation.
[Signature page follows]

     IN WITNESS WHEREOF, each of the undersigned has duly caused this Certificate of Merger to be executed by their respective duly authorized officers as of this 30th day of December, 2003.

BARTOW HEALTHCARE PARTNER, INC.
By:	/s/ William F. Carpenter III
William F. Carpenter III,
Senior Vice President

LIFEPOINT HOLDINGS 2, LLC
By:	/s/ William F. Carpenter III
William F. Carpenter III, President

EXHIBIT A

AGREEMENT AND PLAN OF MERGER
     THIS AGREEMENT AND PLAN OF MERGER, dated as of December 30, 2003 (this “Agreement”), is by and between Bartow Healthcare Partner, Inc., a Florida corporation (the “Corporation”) whose sole shareholder is LifePoint Holdings 3, Inc., a Delaware corporation (“Parent”), and LifePoint Holdings 2, LLC, a Delaware limited liability company (the “LLC”) whose sole member is LifePoint Hospitals Holdings, Inc., a Delaware corporation (“Holdings”).
RECITALS:
     WHEREAS, Parent, as sole shareholder of the Corporation, and the board of directors of the Corporation have determined that it is in the best interest of the Corporation to consummate the business combination transaction provided for herein in which the Corporation will merge with and into the LLC, subject to the terms and conditions set forth herein (the “Merger”);
     WHEREAS, Holdings, as sole member of the LLC, has determined that it is in the best interest of the LLC to consummate the Merger;
     NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained herein, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Corporation and the LLC agree as follows:
ARTICLE 1
THE MERGER
     1.1. The Merger. Subject to the terms and conditions of this Agreement, in accordance with the Florida Business Corporation Act and the Delaware Limited Liability Company Act (the “Act”), at the Effective Time (as defined in Section 1.2 hereof), the Corporation shall merge with and into the LLC. The LLC shall be the surviving entity (the “Surviving Entity”) in the Merger and shall continue its limited liability company existence under the laws of the State of Delaware. The address of the Surviving Entity’s principal place of business is 103 Powell Court, Suite 200, Brentwood, Tennessee 37027. Upon consummation of the Merger, the separate corporate existence of the Corporation shall terminate. At and after the Effective Time, the Merger shall have the effects set forth in the applicable provisions of the Act.
     1.2. Effective Time. The Merger shall become effective at 12:01 a.m. on January 1, 2004 (the “Effective Time”), as set forth in the certificate of merger which shall be filed with the Secretary of State of the State of Delaware and the articles of merger which shall be filed with the Secretary of State of the State of Florida.

1

ARTICLE 2
EXCHANGE OF SHARES
     2.1 Effects of the Merger on Securities of the LLC. As of the Effective Time, each unit of membership interest of the LLC issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding and shall continue to represent one unit (“Unit”) of membership interest of the Surviving Entity. As of the Effective Time, in consideration of the Merger, Parent shall receive 3% of the issued and outstanding Units of the Surviving Entity and Holdings shall own the remaining 97% of the issued and outstanding Units of the Surviving Entity.
     2.2 Effects of the Merger on Securities of the Corporation. At the Effective Time, each share of the common stock, par value $1.00 per share, of the Corporation (“Corporation Common Stock”) issued and outstanding immediately prior to the Effective Time shall, by virtue of this Agreement and without any further action on the part of the holder thereof, cease to be outstanding and shall be canceled and retired without payment of any consideration therefor.
ARTICLE 3
EFFECTS OF THE MERGER
     3.1. Certificate of Formation. At the Effective Time, the Certificate of Formation of the LLC as in effect at the Effective Time shall be the Certificate of Formation of the Surviving Entity (the “Surviving Entity Certificate”).
     3.2. Limited Liability Company Agreement. At the Effective Time, the Limited Liability Company Agreement of the LLC as in effect at the Effective Time shall be the limited liability company agreement of the Surviving Entity (the “Surviving Entity LLC Agreement”) until thereafter amended in accordance with applicable law and the Surviving Entity Certificate.
     3.3. Management. At the Effective Time, the LLC is member-managed and, thereafter, the Surviving Entity shall continue to be member-managed until the Surviving Entity LLC Agreement is appropriately amended in accordance with applicable law and the Surviving Entity Certificate. The sole member of the LLC immediately prior to the Effective Time shall be the sole member of the Surviving Entity.
[Signature page follows]

     IN WITNESS WHEREOF, each of the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

BARTOW HEALTHCARE PARTNER, INC.
By:	/s/ William F. Carpenter III
William F. Carpenter III,
Senior Vice President

LIFEPOINT HOLDINGS 2, LLC
By:	/s/ William F. Carpenter III
William F. Carpenter III,
President